UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2026

JUPITER NEUROSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41265	47-4828381
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11621 Kew Gardens Avenue, Suite 210

Palm Beach Gardens, Florida 33410

(Address of principal executive offices) (Zip Code)

(561) 406-6154

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class registered	Trading Symbol(s)	Name of each exchange on which
Common Stock	JUNS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§17.CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§17 CFR 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Strategic Asset License Agreement

Reference is made to the Current Report on Form 8-K filed by Jupiter Neurosciences, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on May 20, 2026 (the “Prior 8-K”), in which the Company disclosed its entry into a non-binding summary of proposed terms with PharmAla Biotech Holdings Inc. (“PharmAla”) regarding a potential licensing transaction for PharmAla’s ALA-002 program for the United States. On July 20, 2026, the Company and PharmAla entered into a definitive Strategic Asset License Agreement (the “License Agreement”), the terms of which differ in certain respects from, and supersede, the non-binding summary of proposed terms described in the Prior 8-K, except for binding provisions and escrow-related matters that remain effective until release of the escrow deposit described below.

PharmAla is a Canadian biotechnology company engaged in the research, development and GMP production of MDXX-class psychedelics, including clinical-grade MDMA and novel analogues, and owns a proprietary investigational compound known as ALA-002. Jupiter is a clinical-stage pharmaceutical company focused on therapies for neuroinflammation and CNS disorders.

Pursuant to the License Agreement, PharmAla granted Jupiter an exclusive royalty-bearing, sublicensable (subject to restrictions on sublicenses to persons engaged in a competing business without PharmAla’s prior written consent) license under PharmAla’s licensed intellectual property (including patents, know-how and regulatory documentation) to develop, manufacture and commercialize products incorporating or derived from ALA-002 (each, a “Licensed Product”), for all human therapeutic, prophylactic, palliative, diagnostic and supportive uses, solely in the United States of America, including its territories, possessions and commonwealths, and including Puerto Rico (the “Territory”). The license also permits Jupiter to manufacture Licensed Products outside the Territory solely for import and sale into the Territory. PharmAla retains all rights to ALA-002 and the licensed intellectual property outside the Territory. In connection with the license, PharmAla has agreed to make available to the Company certain licensed know-how, manufacturing and analytical information, and regulatory documentation reasonably necessary or useful for the Company to develop, manufacture and commercialize Licensed Products in the Territory.

Upfront Consideration

Jupiter will pay PharmAla an aggregate upfront payment of $3,333,333 (the “Upfront Payment”), comprised of (i) $1,500,000 in cash (the “Initial Cash Consideration”), less a $600,000 escrow deposit previously made under the May 19, 2026 escrow agreement, which will be released to PharmAla and credited dollar-for-dollar against the cash consideration, and (ii) $1,833,333 payable in shares of Jupiter common stock (the “Equity Consideration”). Jupiter may elect to pay all or any portion of the Equity Consideration in cash. The Initial Cash Consideration is payable as a condition precedent to the effective date of the License Agreement. The shares of common stock will be issued no later than 30 days after the effective date based on the volume-weighted average price (“VWAP”) of Jupiter’s shares of common stock for the 20 consecutive trading days ending on the trading day immediately preceding the issuance date, subject to a Nasdaq 19.99% exchange cap unless stockholder approval is obtained. The License Agreement includes a VWAP reset mechanic pursuant to which if the VWAP during the pricing window is less than the initial issuance price, Jupiter is required to issue additional shares (or, if the price falls below the Equity Floor Price, pay cash) to ensure PharmAla receives the full value of the Equity Consideration (the “VWAP Reset Mechanic”). The shares are subject to a 120-day lock-up period and registration rights, including Jupiter’s obligation to file a registration statement within 30 days following the issuance date.

Development Milestone Payments

Jupiter will pay PharmAla development milestone payments totaling up to $23,333,333, comprised of (i) $3,333,333 upon first dosing of the first patient in a Phase 3 clinical trial of a Licensed Product in the Territory (payable fifty percent (50%) in cash and fifty percent (50%), at PharmAla’s election, in cash or Jupiter Shares) and (ii) $20,000,000 upon first FDA approval of an NDA for a Licensed Product (payable in cash). Each development milestone payment is payable only once.

Commercialization Milestone Payments

Jupiter will pay PharmAla commercialization milestone payments totaling up to $73,333,333, comprised of (i) $10,000,000 upon first achievement of $333,333,333 in net sales in the Territory, (ii) $30,000,000 upon first achievement of $1,000,000,000 in net sales in the Territory, and (iii) $33,333,333 upon first achievement of $2,000,000,000 in net sales in the Territory. Each commercialization milestone payment is payable only once.

Royalties

Beginning with the calendar quarter in which the third commercialization milestone becomes payable, Jupiter will pay PharmAla a royalty of 3% of net sales of Licensed Products in the Territory during the term of the License Agreement.

Jupiter has the exclusive right and obligation to develop Licensed Products in the Territory and must use commercially reasonable efforts, at its sole cost and expense, to develop, obtain regulatory approval for, and commercialize Licensed Products in the Territory, including conducting clinical trials, making regulatory filings, and achieving first commercial sale within six months following NDA approval. Jupiter must also deliver quarterly progress reports to PharmAla during the development period.

Jupiter has sole and exclusive responsibility for manufacturing ALA-002 and Licensed Products for use in the Territory. At Jupiter’s request, PharmAla will arrange supply of GMP-grade ALA-002 drug substance and/or drug product under a separate supply agreement to be negotiated on customary terms.

The License Agreement was executed on July 20, 2026 and becomes effective upon satisfaction of specified conditions precedent, including payment of the Initial Cash Consideration and release of the escrow deposit to PharmAla. Unless earlier terminated, the License Agreement continues in perpetuity. Either party may terminate the License Agreement for an uncured material breach after a 90-day cure period (five Business Days for certain critical payment obligations, including the Upfront Payment, cash consideration payable as a condition to the effective date, and amounts payable in connection with the VWAP Reset Mechanic or the Nasdaq exchange cap, and 30 days for all other payment obligations). Either party may terminate immediately upon the other party’s insolvency or bankruptcy. PharmAla may terminate upon 90 days’ notice if Jupiter fails to achieve development milestones by applicable deadlines (subject to specified extensions) and such failure remains uncured. Jupiter may not consummate a change of control involving a competing business without PharmAla’s prior written consent, and PharmAla may terminate immediately if such a transaction is consummated without consent. Jupiter may terminate for convenience upon at least 180 days’ prior written notice, without relieving accrued payment obligations.

The foregoing description of the License Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Strategic Asset License Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth under Item 1.01 above is incorporated into this Item 3.02 by reference. The shares of the Company’s common stock issuable under the License Agreement are expected to be issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Rule 506(b) of Regulation D promulgated thereunder, based in part on representations made by PharmAla in the License Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Index of Exhibits.

Exhibit No.	Description

10.1†	Strategic Asset License Agreement, dated as of July 20, 2026, by and between PharmAla Biotech Holdings Inc. and Jupiter Neurosciences, Inc. (filed herewith).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

† Certain portions of this exhibit (indicated by “[***]”) have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K because the omitted information is not material and is the type of information that the registrant customarily and actually treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JUPITER NEUROSCIENCES, INC.

Date: July 21, 2026	By:	/s/ Christer Rosén
	Name:	Christer Rosén
	Title:	Chairman, Chief Executive Officer
& Founder